EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-239505 on Form S-8 and Registration Statement No. 333-248074 on Form S-3 of our report dated March 11, 2021, relating to the consolidated financial statements of Histogen Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 11, 2021